Exhibit 10.1

AMENDMENT NO. 2 TO EXCHANGE AGREEMENT

This Amendment No. 2 (this “Amendment No. 2”) to Exchange Agreement is made and entered into effective as of August 25, 2023, by and between RYVYL, Inc. (the “Company”) and the investor signatory hereto (the “Holder”). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Exchange Agreement (as defined below).

WHEREAS, the Company and the Holder are parties to that certain Exchange Agreement made and entered into as of July 25, 2023 (the “Exchange Agreement”).

WHEREAS, the Company and the Holder executed and entered into Amendment No. 1 to the Exchange Agreement, which is dated as of August 18, 2023, for the purpose of amending the Exchange Agreement to extend the Stockholder Meeting Deadline (as such term is defined in the Exchange Agreement) from October 5, 2023 to October 19, 2023.

WHEREAS, the parties desire to further amend the Exchange Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Original Exchange Agreement, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Stockholder Approval. The Company and the Holder have agreed to further extend the Stockholder Meeting Deadline set forth in Section 15 of the Exchange Agreement from October 19, 2023 to November 2, 2023, by amending the first sentence of Section 15 by deleting and replacing with the following:

“The Company shall provide each stockholder entitled to vote at an annual or special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than November 2, 2023 (the “Stockholder Meeting Deadline”), a proxy statement, in each case, in a form reasonably acceptable to the Holder and Kelley Drye & Warren LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Kelley Drye & Warren LLP incurred in connection therewith in an amount not to exceed $5,000.”

2.    Disclosure. On or before 9:00 a.m., New York time, on Monday, August 28, 2023, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby in the form required by the Securities Exchange Act of 1934, as amended, and attaching the form of this letter agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, relating to the transactions contemplated by this Amendment No. 2, shall terminate.

3.    Miscellaneous. Except as expressly provided in this Amendment No. 2, all of the terms and provisions in the Exchange Agreement and the Exchange Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment

No. 2 does not constitute, directly or by implication, an amendment or waiver of any provision of the Exchange Agreement or any Exchange Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Exchange Agreement in the Exchange Agreement, any other Exchange Document or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Exchange Agreement, as amended by this Amendment No. 2 (or as the Exchange Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Exchange Agreement, as amended by this Amendment No. 2, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitute the entire agreement between the parties with respect to the subject matter of the Exchange Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Exchange Agreement is materially different from or inconsistent with any provision of this Amendment No. 2, the provision of this Amendment No. 2 shall control, and the provision of the Exchange Agreement shall, to the extent of such difference or inconsistency, be disregarded. This Amendment No. 2 shall be interpreted, construed, governed and enforced in a manner consistent with the Exchange Agreement, and, without limiting the foregoing, Section 16 of the Exchange Agreement is hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Amendment No. 2 as if all references to the “Agreement” contained therein were instead references to this Amendment No. 2. This Amendment No. 2 may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

RYVYL INC. (F/K/A GREEBOX POS)

By:
Name:
Title:

HOLDER:

_______________________________________

Name of Holder

By:
Name:
Title:

[Holder Signature Page to Amendment No. 2 to Exchange Agreement]